Exhibit 99.1

On October 2, 2018, Resolute FP US Inc. (the “Seller”), a wholly owned subsidiary of Resolute Forest Products Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with New-Indy Containerboard LLC (the “Parent”) and New-Indy Catawba LLC (the “Purchaser”), to sell the Company’s Catawba, South Carolina paper and pulp mill (the “Business”) to the Purchaser. We determined that the Business met the held for sale criteria, as prescribed by FASB ASC 360-10- 45-9, but did not meet the criteria to qualify as a discontinued operation. As such, the assets and liabilities of the paper and pulp mill were presented as “Assets held for sale” and “Liabilities held for sale” in our condensed consolidated balance sheet as of September 30, 2018, as filed within the Form 10-Q filed with the SEC on November 9, 2018.

On December 31, 2018, we completed the sale for a total consideration of $260 million in cash, subject to customary closing adjustments and the assumption of approximately $40 million of liabilities, largely net pension benefit obligations. The sale constituted a significant disposition for purposes of Item 2.01 of Form 8-K. As a result, the Company prepared the accompanying unaudited pro forma condensed consolidated financial statements in accordance with Article 11 of Regulation S-X.

The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2018, gives effect to the sale as if the transaction occurred on September 30, 2018. The accompanying unaudited condensed consolidated statements of income for year ended December 31, 2017 and for the nine months ended September 30, 2018, give effect to the sale as if the transaction had occurred on December 31, 2016. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this report on Form 8-K.

The unaudited pro forma financial information is based on financial statements prepared in accordance with U.S. generally accepted accounting principles, which are subject to change and interpretation. The unaudited pro forma condensed consolidated financial statements were based on and derived from our historical consolidated financial statements, adjusted for those amounts which were determined to be directly attributable to the sale, factually supportable, and with respect to the unaudited pro forma condensed consolidated statements of income, expected to have a continuing impact on our consolidated results. Actual adjustments, however, may differ materially from the information presented. Pro forma adjustments do not include allocations of corporate costs, as those are not directly attributable to the sale. In addition, the unaudited pro forma financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the SEC. The unaudited pro forma financial information is not necessarily indicative of what the financial position or income statement results would have actually been had the sale occurred on the dates indicated. In addition, these unaudited pro forma condensed consolidated financial statements should not be considered to be indicative of our future consolidated financial performance and income statement results. The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with the Company’s historical audited consolidated financial statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2017, and Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2018.

RESOLUTE FOREST PRODUCTS INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

(in millions of U.S. dollars)

	September 30, 2018
	Historical Results	Pro Forma Adjustments			Pro Forma Results
	(a)
Assets
Current assets:
Cash and cash equivalents	$72	$266	(e	)	$338
Accounts receivable, net:
Trade	368	—			368
Other	109	—			109
Inventories, net	511	—			511
Assets held for sale	242	(222)	(d	)	20
Other current assets	45	—			45

Total current assets	1,347	44			1,391

Fixed assets	1,545	—			1,545
Amortizable intangible assets	62	—			62
Goodwill	81	—			81
Deferred income tax assets	924	—			924
Other assets	186	—			186

Total assets	$4,145	$44			$4,189

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$447	$—			$447
Current portion of long-term debt	1	—			1
Liabilities associated with assets held for sale	79	(79)	(d	)	—

Total current liabilities	527	(79)			448

Long-term debt, net of current portion	644	—			644
Pension and other postretirement benefit obligations	1,090	—			1,090
Deferred income tax liabilities	1	—			1
Other liabilities	73	—			73

Total liabilities	2,335	(79)			2,256
Total equity	1,810	123	(f	)	1,933

Total liabilities and equity	$4,145	$44			$4,189

See the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

RESOLUTE FOREST PRODUCTS INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(in millions of U.S. dollars, except per share amounts)

	Nine Months Ended September 30, 2018
	Historical Results	Pro Forma Adjustments	Pro Forma Results
	(a)	(c)
Sales	$2,824	$(290)	$2,534
Costs and expenses:
Cost of sales, excluding depreciation, amortization and distribution costs	1,881	(232)	1,649
Depreciation and amortization	161	(11)	150
Distribution costs	356	(34)	322
Selling, general and administrative costs	125	(2)	123
Closure costs, impairment and other related charges	1	—	1
Net gain on disposition of assets	(4)	—	(4)

Operating income	304	(11)	293
Interest expense	(36)	—	(36)
Non-operating pension and other postretirement benefit credits	38	—	38
Other income, net	4	—	4

Income before income taxes	310	(11)	299
Income tax provision	(111)	—	(111)

Net loss including noncontrolling interests	199	(11)	188
Net income attributable to noncontrolling interests	—	—	—

Net loss attributable to Resolute Forest Products Inc.	$199	$(11)	$188

Net loss per share attributable to
Resolute Forest Products Inc. Common shareholders:
Basic	$2.18		$2.06
Diluted	2.14		2.02

Weighted-average number of
Resolute Forest Products Inc. Common shares outstanding:
Basic	91.3		91.3
Diluted	93.2		93.2

See the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

RESOLUTE FOREST PRODUCTS INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(in millions of U.S. dollars, except per share amounts)

	Year Ended December 31, 2017
	Historical Results	Pro Forma Adjustments	Pro Forma Results
	(b)	(c)
Sales	$3,513	(409)	$3,104
Costs and expenses:
Cost of sales, excluding depreciation, amortization and distribution costs	2,588	(359)	2,229
Depreciation and amortization	204	(16)	188
Distribution costs	442	(42)	400
Selling, general and administrative costs	170	(3)	167
Closure costs, impairment and other related charges	82	(9)	73
Net gain on disposition of assets	(15)	—	(15)

Operating income	42	20	62
Interest expense	(49)	—	(49)
Non-operating pension and other postretirement benefit credits	7	2	9
Other income, net	6	—	6

Income before income taxes	6	22	28
Income tax (provision) benefit	(84)	—	(84)

Net loss including noncontrolling interests	(78)	22	(56)
Net income attributable to noncontrolling interests	(6)	—	(6)

Net loss attributable to Resolute Forest Products Inc.	$(84)	22	$(62)

Net loss per share attributable to
Resolute Forest Products Inc. Common shareholders:
Basic	$(0.93)		$(0.69)
Diluted	(0.93)		(0.69)

Weighted-average number of
Resolute Forest Products Inc. Common shares outstanding:
Basic	90.5		90.5
Diluted	90.5		90.5

See the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

1. Pro Forma Adjustments

The following is a summary of the pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements based on preliminary estimates, which may change as additional information is obtained:

(a) Reflects the Company’s condensed consolidated balance sheet and statement of income as of and for the nine months ended September 30, 2018, as contained in the financial statements presented in the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on November 9, 2018.

(b) Reflects the Company’s consolidated statement of income for the year ended December 31, 2017, restated following the adoption of ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost”.

In March 2017, the FASB issued ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” which requires employers that present a measure of operating income in their statements of earnings to disaggregate and present only the service cost component of net periodic pension cost and net periodic OPEB cost in operating expenses (together with other employee compensation costs arising during the period). The other components of the net periodic pension cost and net periodic OPEB cost (or “Non-operating pension and OPEB costs”) are reported separately outside any subtotal of operating income. This update is effective retrospectively for fiscal years beginning after December 15, 2017. We adopted this ASU on January 1, 2018.

The effect of this ASU on our Consolidated Statements of Operations for the year ended December 31, 2017 was as follows:

(in millions)	Before Accounting Standards Update	Effect of Change	As Reported
Cost of sales, excluding depreciation, amortization and distribution costs	2,574	14	2,588
Selling, general and administrative expenses	172	(2)	170
Closure costs, impairment and other related charges	87	(5)	82
Operating income	49	(7)	42
Non-operating pension and other post-retirement credits	—	7	7

(c) Represents the elimination of revenues and expenses associated with the sale of the Catawba paper and pulp mill for the nine months ended September 30, 2018 and for the year ended December 31, 2017.

(d) Represents the elimination of the assets and liabilities associated with the sale of the Catawba paper and pulp mill as of September 30, 2018.

(e) Represents the estimated cash received by the Seller, net of closing costs and working capital adjustments.

(f) Represents the estimated gain on sale, net of closing costs and working capital adjustments. As the gain is directly attributable to the sale and is not expected to have a continuing impact on the Company’s operations, it is only reflected in retained earnings on the unaudited pro forma condensed consolidated balance sheet.